Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 33-32095), (No. 33-58538), (No. 33-32096) and (No. 33-87976)
of Northeast Bancorp of our report dated January 29, 1997, with respect to the financial statements of Cushnoc Bank and Trust Company, included in the Annual Report of Northeast Bancorp (Form 10-K) for the year ended June 30, 1998.

Augusta, Maine                               /s/ Schatz, Flecher & Associates
                                             ________________________________
September 23, 1998